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                                                                     EXHIBIT J




                                    EXCHANGE
                                     OFFER



                                   QUESTIONS
                                       &
                                    ANSWERS




                                     [LOGO]
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                             QUESTIONS AND ANSWERS
                  RELATING TO THE EXCHANGE OFFER (THE "OFFER")
                     BY PECO ENERGY COMPANY ("PECO ENERGY")
                           TO EXCHANGE TRUST RECEIPTS
                              EACH REPRESENTING A
                        8.72% CUMULATIVE MONTHLY INCOME
                              PREFERRED SECURITY,
                            SERIES B OF PECO ENERGY
                       CAPITAL, L.P. FOR UP TO 5,400,000
                         OUTSTANDING DEPOSITARY SHARES
                    EACH REPRESENTING A ONE-FOURTH INTEREST
                         IN A SHARE OF $7.96 CUMULATIVE
                                PREFERRED STOCK

    Please note that the following information is part of the Offering Circular/Prospectus dated November 6, 1995 and the Letter of Transmittal which together constitute the Offer. This information should be read only in conjunction with and is subject in all respects to the Offering
Circular/Prospectus and the letter of transmittal. Please refer to the Offering Circular/Prospectus for the definitions of the capitalized terms used herein which are not otherwise defined.

Q: WHAT ARE THE TERMS OF THE OFFER?

A: Upon the terms and subject to the conditions set forth in the Offering
   Circular/Prospectus and in the Letter of Transmittal, PECO Energy will offer to effect an exchange of one Preferred Trust Receipt for each Depositary Share validly tendered and accepted for exchange.

   If more than 5,400,000 Depositary Shares (or if decreased, such lesser number) have been validly tendered and not withdrawn prior to the expiration of the offering, PECO Energy will accept for exchange Depositary Shares from each holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares. See "The Offer -- Terms of the Offer" in the Offering Circular/Prospectus.

Q: WHAT ARE PREFERRED TRUST RECEIPTS?

A: Each Preferred Trust Receipt corresponds to a Series B Preferred Security.
   Preferred Trust Receipts pay monthly distributions corresponding to the interest rate and the payment dates for the Series B Subordinated Debentures. See "Description of the Preferred Trust Receipts" in the Offering Circular/Prospectus.
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Q: WHY ARE PREFERRED TRUST RECEIPTS BEING ISSUED IN EXCHANGE FOR THE DEPOSITARY
   SHARES INSTEAD OF DIRECTLY ISSUING THE SERIES B PREFERRED SECURITIES TO HOLDERS?

A: The Preferred Trust Receipts are being issued in exchange for the Depositary
   Shares instead of directly issuing the Series B Preferred Securities to holders so that a holder of Preferred Trust Receipts will receive a Form 1099 to report interest income for Federal income tax purposes, rather than a Form K-1 which would have been required if the Series B Preferred Securities were held directly by investors.

Q: WHAT IS THE PURPOSE OF THE OFFER?

A: The purpose of the Offer is to reduce the after-tax financing costs of PECO
   Energy through the replacement of Depositary Shares with Preferred Trust Receipts. Although the Distribution rate on the Preferred Trust Receipts will be higher than the dividend rate on the Depositary Shares, PECO Energy will deduct interest payable on the Series B Subordinated Debentures for federal income tax purposes; dividends payable on the Depositary Shares are not deductible by PECO Energy for federal income tax purposes.

Q: WILL THE PREFERRED TRUST RECEIPTS BE LISTED?

A: The Preferred Trust Receipts have been approved for listing on the New York
   Stock Exchange ("NYSE") subject to notice of issuance and attainment of the NYSE distribution standards. Trading of the Preferred Trust Receipts on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Trust Receipts.
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Q: ARE THE REDEMPTION PROVISIONS OF THE PREFERRED TRUST RECEIPTS DIFFERENT FROM
   THE DEPOSITARY SHARES?

A: Yes. While the Depositary Shares have no maturity date, the Preferred Trust
   Receipts will be redeemed following repayment of the Series B Subordinated Debentures upon their December 19, 2025 final maturity date or earlier redemption. Like the Depositary Shares, the Series B Subordinated Debentures are redeemable at the option of the Company on or after October 1, 1997. See "Comparison of the Preferred Trust Receipts and Depositary Shares" and "Description of the Preferred Trust Receipts" in the Offering Circular/Prospectus.

                                 DIVIDEND MATTERS

Q: HOW DOES THE DISTRIBUTION RATE ON THE PREFERRED TRUST RECEIPTS COMPARE TO THE
   DIVIDEND RATE ON THE DEPOSITARY SHARES?

A: The rate of Distributions on the Preferred Trust Receipts will be 76 basis points greater than the dividend rate on the Depositary Shares; the annual rate of Distributions on the Preferred Trust Receipts is 8.72% versus 7.96% on the Depositary Shares.

Q: WILL DISTRIBUTIONS ON THE PREFERRED TRUST RECEIPTS BE PAID ON THE SAME
   SCHEDULE AS DIVIDENDS ON THE DEPOSITARY SHARES?

A: No, there is a different payment schedule. Distributions on the Preferred
   Trust Receipts will be payable monthly in arrears on the last day of each calendar month. Dividends on the Depositary Shares are payable quarterly on February 1, May 1, August 1 and November 1 of each year out of funds legally available therefor, when, as and if declared by PECO Energy's Board of Directors.

Q: THE NEXT SCHEDULED PAYMENT DATE ON THE DEPOSITARY SHARES IS FEBRUARY 1, 1996;
   WILL THE HOLDERS THAT PARTICIPATE IN THE OFFER BE ELIGIBLE FOR THAT DIVIDEND?

A: No. Dividends accumulated after October 31, 1995 on the Depositary Shares which have been accepted for exchange in the Offer will not be paid. In lieu thereof, holders of the Preferred Trust Receipts will be entitled to an additional distribution at the rate of 7.96% per annum (equal to the dividend rate on the Depositary Shares) from and including November 1, 1995 up to but not includ-
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   ing the Exchange Date, payable at the time of the first Distribution Payment on the Preferred Trust Receipts.

Q: EXPLAIN THE 60 MONTH DISTRIBUTION DEFERRAL ON THE PREFERRED TRUST RECEIPTS.

A: At the option of PECO Energy, monthly interest payments on the Series B
   Subordinated Debentures may be deferred for one or more periods of up to 60 consecutive months each. In the case of such deferral, Distributions on the Preferred Trust Receipts will be similarly deferred. The Series B Subordinated Debentures have a maturity date which may not be extended. See "Description of the Preferred Trust Receipts -- Distributions" in the Offering Circular/Prospectus. Quarterly dividend payments on the Depositary Shares are payable only if declared by PECO Energy's Board of Directors, and such dividends may be deferred indefinitely.

   Deferred Preferred Trust Receipt distributions continue to accrue and, if in arrears for more than one month, compound monthly at a rate equal to 8.72% per annum. However, while dividends on the Depositary Shares accrue if dividends are suspended, there is no such compounding feature. During such a deferral, PECO Energy Capital will continue to accrue interest income (as original issue discount) in respect of the Series B Subordinated Debentures which will be taxable to beneficial owners of the Preferred Trust Receipts. As a result, beneficial owners of the Preferred Trust Receipts during such a deferral will include their pro rata share of the interest in gross income in advance of the receipt of cash.

                                    TAX ISSUES

Q: WILL THE EXCHANGE OF PREFERRED TRUST RECEIPTS FOR DEPOSITARY SHARES
   CONSTITUTE A TAXABLE EVENT?

A: Yes. The Company recommends that each holder read the section entitled
   "United States Taxation" in the Offering Circular/Prospectus and consult his/her own tax advisor.

Q: WHAT WILL BE THE INITIAL TAX BASIS FOR THE PREFERRED TRUST RECEIPTS?

A: An Initial Holder's aggregate tax basis in his/her pro rata share of the
   Series B Preferred Securities (represented by the Preferred Trust Receipts) will be equal to his/her tax basis for the Depositary Shares surrendered in the Exchange increased by the amount of any gain or reduced by
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   the amount of any loss recognized in the Exchange.

Q: HOW WILL DISTRIBUTIONS ON THE PREFERRED TRUST RECEIPTS BE REPORTED TO THE
   IRS?

A: Distributions on the Preferred Trust Receipts will be reported on Form 1099.

Q: CORPORATE HOLDERS CAN CLAIM THE 70% DIVIDENDS-RECEIVED DEDUCTION FOR
   DIVIDENDS ON THE DEPOSITARY SHARES. ARE DISTRIBUTIONS ON THE PREFERRED TRUST RECEIPTS ELIGIBLE FOR THE DIVIDENDS-RECEIVED DEDUCTION FOR CORPORATE HOLDERS?

A: No.
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                           PROCEDURES FOR EXCHANGING
                               DEPOSITARY SHARES

Q: IF DEPOSITARY SHARES ARE REGISTERED IN MY NAME, HOW DO I PARTICIPATE IN THE
   OFFER?

A: You should have received a package from First Chicago Trust Company of New
   York consisting of this Questions & Answers sheet and:

-  Offering Circular/Prospectus dated
   November 6, 1995,

- Letter of Transmittal form (printed on blue paper) bearing a pre-printed label with your account name and address,

-  Guidelines for Certification of Taxpayer
Identification Number on Substitute Form W-9,

-  Notice of Guaranteed Delivery,

-  Letter from the Chairman of PECO Energy, and

-  Return envelope addressed to First Chicago Trust
   Company of New York.

   If, after reviewing these materials carefully, you decide to participate in the Offer, complete the Letter of Transmittal form and send it with your certificate(s) representing Depositary Shares to First Chicago Trust Company of New York as Exchange Agent at either of the addresses shown on the Letter of Transmittal. It is recommended that you use registered or certified mail.

   Holders of record may also contact their broker to exchange their Depositary Shares on their behalf. If you have your certificate(s) but cannot deliver your certificate(s) to the Exchange Agent before the Expiration Date, then you must arrange for your broker to guarantee delivery of your Depositary Shares.

Q: IF MY DEPOSITARY SHARES ARE HELD BY A BROKER OR A BANK FOR MY ACCOUNT, HOW DO
   I PARTICIPATE IN THE OFFER?

A: If your Depositary Shares are held by a broker or bank for your account, you should have received a package from them as a holder of record containing, along with this Questions and Answers sheet, the following:

-  Offering Circular/Prospectus dated
   November 6, 1995,

-  Letter of Transmittal for information only,
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-  Guidelines for Certification of Taxpayer
Identification Number on Substitute Form W-9,

-  Notice of Guaranteed Delivery,

-  Letter from the Chairman of PECO Energy, and

-  Cover letter or notice from your broker or bank.

   If you decide to participate in the Offer, you must contact your nominee to tender your Depositary Shares on your behalf. See "The Offer Procedures for Tendering -- Special Procedure for
   Beneficial Owners" in the Offering
   Circular/Prospectus.

Q: ONCE I HAVE TENDERED MY DEPOSITARY SHARES, OR INSTRUCTED MY BROKER OR BANK TO
   TENDER THEM ON MY BEHALF, MAY I WITHDRAW THEM FROM THE OFFER?

A: Yes, tenders of Depositary Shares may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange, at any time after 40 Business Days from November 8, 1995.

Q: HOW AM I AFFECTED IF I ELECT NOT TO EXCHANGE?

A: The terms (issuer, dividend rate, payment dates and redemption features) of the outstanding Depositary Shares are unaffected by the Offer; however, the liquidity and trading market for Depositary Shares which are not exchanged could be adversely affected by the reduction in the number of publicly traded Depositary Shares resulting from the Offer. Furthermore, payments of interest and principal on the Series B Subordinated Debentures which will fund distributions on the Series B Preferred Securities, represented by the Preferred Trust Receipts, will rank senior in right of payment to the Depositary Shares which are not exchanged.

Q: WHEN DOES THE OFFER EXPIRE?

A: At 12:00 Midnight, New York City time on December 13, 1995 unless extended by
   PECO Energy in its sole discretion or as required by law. PECO Energy may also amend or terminate the Offer as described in the Offering
   Circular/Prospectus.

                              For additional details,
                           or if you have any questions,
                        Please call the Information Agent,
                               D.F. King & Co., Inc.
                                  1-800-628-8509